Ex 99.1

AZZ incorporated Signs Agreement to Acquire Aquilex Specialty Repair and Overhaul LLC
An acquisition of a global leader in maintenance, repair and revitalization services to the nuclear and fossil fuel power generation markets as well as the refining and industrial markets.

Contact:	Dana Perry, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

February 25, 2013 - Fort Worth, TX - AZZ incorporated (NYSE: AZZ), a manufacturer of electrical products and a provider of galvanizing services, today announced that it has entered into a Securities Purchase Agreement to acquire Aquilex Specialty Repair and Overhaul, LLC ("Aquilex SRO"), a global leader in maintenance, repair and revitalization services to the nuclear and fossil fuel power generation markets, as well as the refining and industrial markets from Aquilex Holdings LLC, which is majority owned by affiliates of Centerbridge Partners, L.P. The acquisition, which is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, is anticipated to close within approximately 30 days. The acquisition is a part of the stated AZZ strategy to expand our offerings in the Electrical and Industrial Products Segment and to enhance our market presence in our primary served markets. Aquilex SRO's proprietary processes and highly-engineered technology solutions provide unique life extension options for critical plant infrastructure utilizing proprietary automated equipment and a specialized work force.
Founded in 1978 to provide machine welding services for nuclear units and nuclear plant maintenance, Aquilex SRO has continued to expand its service offerings to offer a balanced portfolio of life extension services to the nuclear, fossil, waste to energy, refining, chemical processing, pulp and paper and general industrial markets. Headquartered in Norcross, GA, Aquilex SRO also operates from facilities located in St. Petersburg, FL, Edmonton Alberta, Canada, Radom Poland, Hellevoetsluis The Netherlands and Sao Paulo, Brazil. Aquilex SRO is marketed under the trade names of Aquilex SRO, WSI and SMS. Aquilex HydroChem LLC is not part of this transaction.
"Aquilex SRO is a great addition to AZZ's outstanding portfolio of brands and will be part of the Electrical and Industrial Products Segment. As with our recent acquisition of Nuclear Logistics Incorporated, it provides us with a recurring revenue stream during the full life cycle of a nuclear power generation plant, a fossil fuel plant, a waste-to-energy plant, a refinery or other industrial complex. Approximately one third of its revenues are derived from nuclear power, one third from the fossil fuel and waste-to-energy, and one third from refining, petrochemical, and general industrial. Aquilex SRO's proprietary processes and unique skills truly make them an outstanding provider of highly engineered, customized proven solutions,” stated David H. Dingus, president and chief executive officer of AZZ incorporated.
For the first full year under AZZ, Aquilex revenues are expected to be in the range of $225 to $250 million. AZZ expects the acquisition to be accretive for the first twelve months of ownership of approximately $0.25 to $0.30 per fully diluted share, after accounting for approximately $5 million deal transaction cost that will be written off in the first year of operation. In the second full year of ownership, AZZ anticipates that the accretion will approximate $0.60 to $0.70 per diluted share. It is anticipated that we will update FY 2014 as part of our FY 2013 final earnings announcement and conference call on April 5, 2013. A detailed discussion of the business will also be included in this conference call. The existing senior management team of Aquilex SRO has agreed to join the AZZ leadership team.
The Securities Purchase Agreement provides for the acquisition by AZZ of all of the equity interests of Aquilex SRO for cash consideration in the amount of $250 million. The $250 million will be adjusted for changes in working capital at the time of closing. Funding for the acquisition is to be provided from cash on hand and by a new bank credit agreement, which is anticipated to be entered into by AZZ simultaneously with the closing of the Aquilex SRO acquisition.. The framework of this new credit agreement is currently in place.

Stifel Nicolaus & Company is acting as exclusive financial advisor, and Kelly, Hart and Hallman is acting as legal counsel, to AZZ incorporated in connection with the transaction. Houlihan Lokey is acting as exclusive financial advisor, and Kirkland & Ellis LLP is acting as legal counsel, to Aquilex Specialty Repair and Overhaul LLC.
About Aquilex Specialty Repair and Overhaul LLC
Aquilex Specialty Repair and Overhaul LLC, headquartered in Norcross, GA, is a leading global provider of critical recurring and commonly nondiscretionary maintenance, repair and overhaul services to a diverse base of blue-chip customers in the nuclear, fossil power, refining, chemical processing, pulp and waste‐to‐energy industries. Aquilex SRO's proprietary processes and highly-engineered technology solutions provide unique life extension options for critical plant infrastructure and utilize proprietary automated equipment and a specialized workforce. Aquilex SRO is a wholly-owned subsidiary of Aquilex Holdings LLC, which is majority owned by affiliates of Centerbridge Partners, L.P.

About Centerbridge Partners, L.P.
Centerbridge Partners, L.P., headquartered in New York, NY is a private investment firm with approximately $20 billion in capital under management as of December 2012. The firm focuses on private equity and credit investments. The firm is dedicated to partnering with world-class management teams across targeted industry sectors to help companies achieve their operating and financial objectives.

About AZZ incorporated (NYSE: AZZ)
AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distributions, as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.
Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ's growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ's Annual Report on Form 10-K for the fiscal year ended February 28, 2011 and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.